Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-257105) of our repot dated July 29, 2021, relating to the consolidated financial statements of Wah Fu Education Group Limited Included in its annual report (Form 20-F) for the year ended March 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ YCM CPA INC
Irvine, California
August 1, 2021